Exhibit 99.1

Bradley Pharmaceuticals, Inc. (NYSE: BDY) was founded in 1985 as a specialty pharmaceutical company and markets to niche physician specialties in the U.S. and 38 international markets. Bradley’s success is based upon the strategy of Acquire, Enhance and Grow; Enhancing product acquisitions with improved formulations and effective marketing strategies. Based upon this proven success, the Company is now expanding to a strategy to improve and expand product offerings, strengthen our financial profile, increase alignment with shareholders’ interests and focus intensely on operations. These initiatives underscore the Company’s continuing commitment to build long-term shareholder value. Bradley Pharmaceuticals is comprised of Doak Dermatologics, specializing in therapies for dermatology and podiatry; Kenwood Therapeutics, providing gastroenterology, respiratory and other internal medicine brands; and A. Aarons, which markets authorized generic versions of Doak and Kenwood therapies.

Please visit Bradley Pharmaceuticals web site at: www.bradpharm.com

Bradley Pharmaceuticals common stock is listed on the NYSE under the symbol BDY.

For Immediate Release	Contact:	Anthony Griffo Investor Relations Bradley Pharmaceuticals, Inc. 973-882-1505, ext. 313

BRADLEY PHARMACEUTICALS ANNOUNCES INITIATIVES
TO ENHANCE LONG-TERM SHAREHOLDER VALUE

Fairfield, NJ—August 28, 2006—BRADLEY PHARMACEUTICALS, INC. (NYSE: BDY) announced today initiatives to enhance long-term shareholder value as part of the Company’s existing strategic plan to improve and expand product offerings, strengthen our financial profile, increase alignment with shareholders’ interests and focus intensely on operations.

These initiatives include:

        Improve and Expand Product Offerings:

•	In-license phase II and III drugs and develop and bring to market products with long-term intellectual property protection
•	Expand existing partnerships and joint venture relationships with biotechnology companies
•	Foster new strategic alliances that deliver a stronger product portfolio
•	Increase focus on research and development activities
•	Develop products organically with longer lifecycles
•	Extend indications for current product portfolio

        Strengthen Financial Profile:

•	Continue to remediate all material weaknesses previously disclosed
•	Explore alternatives regarding existing indebtedness
•	Implement a cost reduction program

        Increase Alignment with Shareholders’ Interests:

•	Actively explore initiatives to improve shareholder value
•	Communicate the Company’s existing strategic plan in appropriate forums
•	Participate in industry and analyst conferences
•	Conduct quarterly earnings conference calls

        Focus Intensely on Operations:

•	Improve performance across field sales force
•	Establish enhanced goals and actions
•	Improve training and accountability throughout field operations

“The initiatives announced today are part of the Company’s strategic plan that is designed to improve and expand Bradley’s product base, further strengthen the Company’s procedures and controls, increase flexibility in its balance sheet and further improve the productivity of our sales force,” said Daniel Glassman, Chairman and Chief Executive Officer of Bradley.

“In addition,” Mr. Glassman stated, “Bradley will focus more intently on shareholder interests by better communicating with the Company’s shareholders through quarterly earnings conference calls and by participating in industry events, conferences and analyst conference calls. These important steps underscore the Company’s continuing commitment to build long-term shareholder value. We believe these initiatives are in the best interests of all our shareholders.”

Additional Information

In connection with its rescheduled 2006 Annual Meeting of Stockholders, Bradley Pharmaceuticals, Inc. will file a notice of annual meeting and proxy statement with the SEC. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF BRADLEY ARE URGED TO READ THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BRADLEY AND THE RESCHEDULED 2006 ANNUAL MEETING OF STOCKHOLDERS. Stockholders can obtain free copies of the notice of annual meeting and proxy statement and other documents filed by Bradley with the SEC, including the white proxy card, when they become available by contacting Bradley at Bradley Pharmaceuticals, Inc., Investor Relations, 383 Route 46 West, Fairfield, NJ 07004-2402, or by telephone at (973) 882-1505, ext. 313. In addition, documents filed with the SEC by Bradley are available free of charge at the SEC’s website www.sec.gov.

Bradley, its directors, executive officers and other members of management may be deemed to be participants in the solicitation of Bradley’s security holders in connection with its rescheduled 2006 Annual Meeting of Stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Bradley’s Annual Report on Form 10-K for the year ended December 31, 2005 and its proxy statement when it becomes available.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that Bradley expects, believes or anticipates will or may occur in the future, such as sales and earnings estimates, other predictions of financial performance, timing of payments on indebtedness, launches by Bradley of new products, market acceptance of Bradley’s products and the achievement of initiatives to enhance corporate governance and long-term shareholder value. Forward-looking statements are based on Bradley’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond Bradley’s control. These risks and uncertainties include Bradley’s ability to estimate sales; ability to comply with the restrictive covenants under its credit facility; ability to refinance its credit facility, if necessary; ability to access the capital markets on attractive terms or at all; ability to favorably resolve the pending SEC informal inquiry and file required financial statements with the SEC in a timely manner; remediate its material weaknesses in its internal controls; maintain sales of its products; successfully acquire, develop, integrate, or sell new products, including POLYPHENON(R) E Ointment when and if approved by the FDA and the products incorporating the delivery systems to be developed by Polymer Science; or effectively react to other risks and uncertainties described from time to time in Bradley’s SEC filings, such as fluctuation of quarterly financial results, estimation of product returns, chargebacks, rebates and allowances, concentration of customers, reliance on third party manufacturers and suppliers, litigation or other proceedings (including the pending class action, shareholder derivative lawsuits and controversies or proceedings arising out of a potential proxy contest at our annual meeting), government regulation, stock price volatility, government regulation, stock price volatility and ability to achieve strategic initiatives to enhance long-term shareholder value. Further, Bradley cannot accurately predict the impact on its business of the approval, introduction, or expansion by competitors of generic or therapeutically equivalent or comparable versions of Bradley’s products or of any other competing products. In addition, actual results may differ materially from those projected. Bradley undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.